UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 15, 2010

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Date of Report (Date of earliest event reported)

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PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

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Commission File Number 001-07572

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification No.)

200 Madison Avenue

New York, New York  10016
(Address of principal executive offices, including zip code)

(212) 381-3500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into Material Definitive Agreement.

Purchase Agreement

On March 15, 2010, Phillips-Van Heusen Corporation (the “Company”) announced that it had entered into a definitive purchase agreement (the “Purchase Agreement”) to acquire Tommy Hilfiger B.V. (together with its subsidiaries, the “TH Group”), controlled by funds affiliated with Apax Partners L.P. (“Apax”, and together with the other TH Group shareholders, the “TH Shareholders”) (the “Acquisition”).  The consideration for the Acquisition consists of €1.924 billion in cash (the “Cash Consideration”) and €276 million in shares (the “Stock Consideration”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as well as the assumption by the Company of €100 million in liabilities of the TH Group.  The purchase price is a debt-free/cash-free basis, and assumes a normalized level of working capital for the TH Group at closing.  The Company expects to close the transaction during its fiscal 2010 second quarter.

Purchase Price Adjustments; Escrow

Adjustments to Cash Consideration:  The Purchase Agreement provides that the Cash Consideration will be increased by a per day “ticking fee” in the event that, subject to certain specified exceptions, the closing of the Acquisition (the “Closing”) does not occur within 90 days of the signing of the Purchase Agreement.  The applicable per day ticking fee is as follows: from June 14, 2010 through June 29, 2010, €170,000; from June 30, 2010 through July 29, 2010, €255,000; and from July 30, 2010 through the date immediately preceding the Closing, €370,000.  In addition, the Cash Consideration is subject to upward or downward adjustment based on the working capital and net debt of the TH Group as of the Closing.  If these adjustments result in the Company having to make additional payments to the TH Shareholders, such additional payments will be made in cash.  If these adjustments result in the TH Shareholders having to make payments to the Company, any adjustment payments up to €25 million will be made in cash from an escrow account to be established in connection with the Closing and any additional adjustment payment will be made in shares of Common Stock that were issued to the TH Shareholders and placed into escrow at the Closing.

Adjustments to Stock Consideration:  The stock Consideration is subject to a collar pursuant to which the number of shares of Common Stock that will be issued to the TH Stockholders will vary between $39.37-$43.74 per share of Common Stock, as measured by the average closing price over the 20 trading days immediately preceding Closing.  The number of shares of Common Stock will not be subject to further adjustment outside this range.

Escrow of Cash Consideration and Stock Consideration:  Portions of the Cash Consideration and Stock Consideration will be placed into escrow at the Closing in order to fund certain potential purchase price adjustments and specified indemnification obligations of the TH Shareholders.

Conditions to Completion of the Acquisition

The obligations of the parties to complete the Acquisition are each subject to satisfaction of the following conditions:

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expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the procuring of any applicable approvals pursuant to competition laws of Germany and Austria; and

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the absence of any statute, rule, regulation, judgment, decree, injunction or other order by certain governmental authorities that precludes completion of the Acquisition.

The obligations of the TH Group and TH Shareholders to consummate the Acquisition are also subject to satisfaction or waiver of additional conditions, including:

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the accuracy of the Company’s representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications; and

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the performance by the Company, in all material respects, of all of its obligations under the Purchase Agreement.

The obligations of the Company to consummate the Acquisition are subject to satisfaction of additional conditions, including:

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the accuracy of the TH Group’s and the TH Shareholders’ representations and warranties in the Purchase Agreement, subject to customary materiality and material adverse effect qualifications;

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the performance by the TH Group and the TH Shareholders, in all material respects, of all of its obligations under the Purchase Agreement.

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receipt by the Company of financing in an amount sufficient to fund the Acquisition; and

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effectiveness of all governmental approvals, except as would not reasonably be expected to have a material adverse effect on the TH Group.

Termination of the Purchase Agreement

The parties may terminate the Purchase Agreement by mutual written consent at any time before the completion of the Acquisition.  In addition, the parties may terminate the Purchase Agreement at any time before the completion of the Acquisition if:

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the Closing has not occurred by August 16, 2010 (the “End Date”), which date may be extended in certain limited circumstances;

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the Company (in the event of a termination by the TH Shareholders) or the TH Shareholders (in the event of a termination by the Company) breaches or fails to perform any of its representations, warranties, covenants or other obligations such that the conditions to closing (as described above in “Conditions to Completion of the Acquisition”) are incapable of being satisfied prior to the End Date; or

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any governmental entity of competent jurisdiction issues a final and non-appealable order, decree, injunction or ruling or takes other action permanently enjoining, restraining or otherwise prohibiting the Acquisition.

Effect of Termination; Termination Fee

If the Purchase Agreement is terminated for any reason set forth above in “Termination of the Purchase Agreement,” except by the mutual consent of the parties or due to a willful and material breach by the TH Shareholders that is the primary reason for the failure of the Closing to occur, the Company will pay the TH Shareholders an aggregate termination fee of €69 million (the “Termination Fee”).  If the Closing does not occur by June 13, 2010, the Company will deposit the Termination Fee into an escrow account established with a third-party escrow agent.  In circumstances in which the Company is required to pay the Termination Fee, the Purchase Agreement provides that the Company will generally have no further liability to the TH Shareholders, except where the failure of the Closing to occur is primarily the result of any willful material breach by the Company of the Purchase Agreement.

Financing Obligations

Under the Purchase Agreement, the Company must use its reasonable best efforts to arrange and obtain debt financing as soon as reasonably practicable, taking into account the anticipated timing of the Closing and the Company’s commercial judgment and acting in good faith.  The Company’s obligation to undertake the financing is subject to the condition that it will receive net proceeds in an amount that, together with the Company’s available cash, is at least sufficient to fund the Acquisition and that the terms of the indebtedness is on terms that are substantially consistent with or not substantially less favorable to the Company, in the Company’s good faith commercial judgment, than certain terms that the Company has agreed to with Apax or on such other terms and conditions as are acceptable to the Company in its sole discretion.  The Company is not required to draw on such available financing in the event that the weighted average cost of the debt exceeds certain agreed-upon thresholds.  In furtherance of obtaining such debt financing, the TH Group has agreed to use reasonable best efforts to cooperate with the Company to the extent necessary, proper or advisable.

Representations and Warranties

Each of the TH Shareholders and the TH Group has made customary representations and warranties regarding, among other things: capital structure; organizational documents; corporate authority; financial statements; consents and regulatory approvals; absence of undisclosed liabilities; material contracts; absence of certain litigation; compliance with law; insurance; tax matters; labor and employment matters; environmental matters; intellectual property; leases; brokers’ fees and expenses; affiliate transactions and real property.

The Company has made customary representations and warranties regarding capital structure; organizational documents; corporate authority; consents and regulatory approvals; financial statements and publicly filed documents; absence of certain developments; litigation, compliance with law; permits; taxes, intellectual property and solvency.

Many of the representations and warranties in the Purchase Agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or be reasonably likely to have a material adverse effect).  For purposes of the Purchase Agreement, a “material adverse effect” means any change, event, effect, development, circumstance or occurrence that has a material adverse effect on the financial condition, business or results of operations of the TH Group or the Company, as the case may be, and its respective subsidiaries, taken as a whole.  However, in determining whether a material adverse effect has occurred or would reasonably be expected to occur with respect to either the TH Group or the Company, as the case may be, the parties will disregard any effects arising from or related to (except, in the case of the events described in clauses (a), (b), (d), (e) or (f), to the extent disproportionately affecting either the Company or TH Group, as the case may be, relative to other companies in the industries in which the Company or the TH Group, as the case may be, operates, but taking into account for the purposes of determining whether a material adverse effect has occurred only the disproportionate adverse impact): (a) conditions affecting the U.S. or global economy, (b) political conditions or any other acts of war, sabotage or terrorism, (c) changes in financial, banking or securities markets, (d) changes in U.S. or international accounting standards; (e) changes in any laws or other binding directives issued by a governmental entity, (f) changes generally applicable to the industry in which the TH Group or the Company, as the case may be, and its subsidiaries operate, (g) any failure by the TH Group or the Company, as the case may be, to meet internal or published projections, forecasts or revenue or earnings projections, (h) announcement or completion of Acquisition, (i) any action taken with the other party’s consent; (j) solely with respect to the Company, any changes in the share price or trading volume of the Common Stock and (k) any changes in the credit rating of the TH Group or the Company, as the case may be.

Conduct of Target’s Business Prior to Closing

TH Group has undertaken customary covenants in the Purchase Agreement restricting the conduct of its business between the date of the Purchase Agreement and the Closing.  In general, TH Group has agreed to (a) conduct its business in all material respects in the ordinary course consistent with past practice and (b) use commercially reasonable efforts to (i) preserve substantially intact its business organization and to preserve the present commercial relationships of its subsidiaries with significant customers, suppliers and other third parties with whom TH Group has significant business relations and (ii) retain the services of its key employees.

In addition, between the date of the Purchase Agreement and the Closing, TH Group has agreed, with respect to itself and its subsidiaries, to limitations on its ability to take certain actions, subject to certain exceptions, including with regard to matters such as: recapitalizations, dividends, disposition or creation of liens, amendments to organizational documents, incurrence of debt, modifications to employee benefit plans, hiring and termination of employees, transactions with affiliates, liquidations, dissolutions, mergers and other major corporate transactions, changes in financial accounting methods or practices, material contracts, capital expenditures, entering new lines of business, settlement of litigation and tax elections.  These restrictions are subject to certain exceptions that have been disclosed to the Company.

Indemnification

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement (other than those covenants that are to be performed in whole or in part after the Closing) do not survive following the Closing.  As a result, except for limited indemnification rights of the Company with respect to certain tax matters and a full indemnity of the Company related to Hilfiger’s Karl Lagerfeld business, which the Company will not be acquiring as part of the Acquisition, the Purchase Agreement does not contain indemnification obligations of either party with respect to breaches of such representations, warranties, covenants and other agreements.

Regulatory Covenants; Third Party Consents

Each party to the Purchase Agreement agrees to use reasonable best efforts to obtain as promptly as practicable all necessary governmental/regulatory approvals, including by (a) making all required filings pursuant to the HSR Act within five business days of the date of the Purchase Agreement, (b) making all other required filings pursuant to other regulatory laws as promptly as practicable and (c) not extending any waiting period under the HSR Act or entering into any agreement with the U.S. Federal Trade Commission or U.S. Department of Justice or any other governmental entity not to consummate the Acquisition without the prior written consent of the other parties.

Furthermore, each party agrees to use its reasonable best efforts to (i) avoid any claim asserted by the U.S. Federal Trade Commission or U.S. Department of Justice or any other applicable governmental entity or private party and (ii) (A) sell, divest or dispose of businesses, product lines or assets of the Company, TH Group and their respective subsidiaries and (B) take actions that would limit the Company’s and/or its subsidiaries’ freedom of action with respect to businesses, product lines or assets of the Company, TH Group and/or their respective subsidiaries; provided that the Company is not required to take any actions that would reasonably be expected to have a material adverse effect on the Company (determined on a pro forma basis after giving effect to the Acquisition).

Non-Solicitation

Under the termination of the Purchase Agreement, TH Shareholders may not solicit, encourage, seek, initiate, facilitate or engage in any discussion or negotiations with, or provide any information to or enter into any agreement with, anyone other than the Company concerning any alternative transaction, and such parties must immediately cease any ongoing discussions or negotiations.

Governing Law

The Purchase Agreement is governed by and will construed in accordance with the laws of the State of Delaware.

Seller Stockholder Agreement

Upon the closing of the Acquisition, the Company and the TH Shareholders (including various funds affiliated with Apax) will enter into a stockholder agreement (the “Seller Stockholder Agreement”).  Under the terms of the Seller Stockholder Agreement, Apax will have the right to nominate one director (the “Apax Nominee”) to the Board of Directors of the Company (the “Apax Board Nomination Right”).  The Apax Board Nomination Right will terminate if, among other things, Apax ceases to beneficially own (net of any short interests) less than a number of shares of Common Stock equal to the greater of (i) 50% of the shares of Common Stock that Apax acquired in the Acquisition and (ii) 4% of the then outstanding shares of Common Stock.

Commencing upon the Closing, Apax and its controlled affiliates will be subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing.  Under the Seller Stockholder Agreement, the standstill period runs until the earlier of (a) the termination of the Seller Stockholder Agreement pursuant to its terms, (b) a change of control of the Company or (c) three months after (i) Apax irrevocably waives the Apax Board Nomination Right, (ii) the Apax Board Nomination Right terminates (as described in last sentence of the immediately preceding paragraph) or (iii) the resignation, removal or death of the Apax Nominee and no replacement has filled such vacancy after Apax has proposed two different replacement designees, both of whom have both been rejected by the Company.

In addition, for a period of nine months following the completion of the Acquisition, subject to limited exceptions, the TH Shareholders party to the Seller Stockholder Agreement will be prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Common Stock that they received in the Acquisition.  After the nine-month anniversary of the Closing, the TH Shareholders will be permitted to sell 50% of their shares of Common Stock received in the Acquisition, with the remaining portion available for sale following the 15-month anniversary.

The Seller Stockholder Agreement also provides Apax and certain other TH Shareholders who will own more than 4% of the total number of outstanding shares of Common Stock with certain preemptive rights with respect to future issuances for cash of Common Stock, or securities convertible into, exercisable or exchangeable for Common Stock.  The TH Shareholders will receive customary registration rights with respect to the shares of Common Stock received in the Acquisition.

LNK Purchase Agreement

 On March 15, 2010, the Company entered into a Securities Purchase Agreement (the “LNK Purchase Agreement”) by and among the Company, LNK Partners, L.P. (“LNK Partners”) and LNK Partners (Parallel), L.P. (together with LNK Partners, “LNK”), pursuant to which the Company agreed to sell to LNK (the “LNK Share Sale”), in a private placement, 4,000 shares of the Company’s Series A Convertible Preferred Stock, par value $100.00 per share, (the “Series A Preferred Stock”), for an aggregate purchase price of $100,000,000.  The Series A Preferred Stock to be issued to LNK is perpetual preferred stock, with a liquidation preference of $25,000 per share, no coupon and convertible at any time into shares of the Common Stock, at a per share conversion price of $47.74 (subject to adjustment as described in “Series A Preferred Stock” below) (the “Conversion Price”).

Under the LNK Purchase Agreement, the obligation of each of the Company and LNK to consummate the LNK Share Sale is subject to customary conditions, including the closing of the Acquisition.

Under the terms of the LNK Purchase Agreement, the Company has agreed to (a) cover the LNK’s reasonable legal fees and expenses, subject to a cap to be agreed, and (b) pay LNK a commitment fee of $1,000,000 and a transaction fee of $4,000,000, all which are payable at the closing of the LNK Share Sale.

Series A Preferred Stock

The terms, rights, obligations and preferences of the Series A Preferred Stock are set forth in the Certificate of Designations (the “Series A CoD”) that will be filed with the Secretary of State of the State of Delaware prior to the closing of the LNK Share Sale and the MSD Share Sale.  The holders of the Series A Preferred Stock will not be entitled to receive dividends, other than to the extent that dividends are declared and paid on the Common Stock.  In the event that dividends are declared on the Common Stock, the preferred stockholders will generally be entitled to receive the amount of cash or assets of the Company that they would have received had they converted their shares of Series A Preferred Stock immediately prior to the record day for such dividend.

Each share of Series A Preferred Stock will be immediately convertible, at the option of the holder, into the number of shares of Common Stock equal to the quotient of (a) the liquidation preference of $25,000 and (b) the Conversion Price (initially, $47.74 per share, the closing price of a share of Common Stock as of the close of business on Friday, March 12, 2010, the business day immediately preceeding the execution of the LNK Purchase Agreement and the MSD Purchase Agreement).  The Conversion Price is subject to equitable adjustment in the event of certain actions taken by the Company, including stock splits, stock dividends, mergers, consolidations or other capital reorganizations.

The Series A Preferred Stock is not redeemable, in whole or in part, at the option of the Company or the holder thereof.  The holders of the Series A Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis.  In addition, the affirmative vote of at least 75% of the shares of Series A Preferred Stock then outstanding is required for the Company to: (a) amend, alter, repeal, impair or change, in any respect, the rights, preferences, powers, privileges, restrictions, qualifications or limitations of the Series A Preferred Stock, (b) authorize or agree to authorize any increase in the number of shares of Series A Preferred Stock or issue any additional shares of Series A Preferred Stock or (c) amend, alter or repeal any provision of the Company’s Certificate of Incorporation or Bylaws which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof.

LNK Stockholder Agreement

Upon the closing of the LNK Share Sale, the Company and LNK will enter into a stockholder agreement (the “LNK Stockholder Agreement”).  Under the terms of the LNK Stockholder Agreement, LNK will be provided with the right to nominate one director (the “LNK Nominee”) to the Board of Directors of the Company (the “LNK Board Nomination Right”).  The Company has agreed to use commercially reasonable efforts to cause the LNK Nominee to be elected to the Board of Directors of the Company.  The LNK Board Nomination Right will terminate in certain circumstances, including in the event that LNK and its affiliates cease to beneficially own (net of any short interests) less than 80% of the shares of Series A Preferred Stock (or shares of Common Stock into which the Series A Preferred Stock are convertible) that LNK acquired in the LNK Share Sale.  Until the LNK Board Nomination Right is terminated in accordance with the terms of the LNK Stockholder Agreement, LNK will agree to vote all shares of Series A Preferred Stock or shares of Common Stock received upon the conversion of such Series A Preferred Stock held by it or its affiliates in accordance with the recommendations of the Board of Directors of the Company.

From the closing of the LNK Share Sale until six months following the termination of the LNK Board Nomination Right, LNK and its affiliates will be subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing.

In addition, for a period of nine months following the completion of the LNK Share Sale, subject to limited exceptions, LNK will be prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Series A Preferred Stock that LNK received in the LNK Share Sale (or shares of Common Stock received upon the conversion of such Series A Preferred Stock).  After the nine-month anniversary of the completion of the LNK Share Sale, LNK will be permitted to sell 50% of their shares of Series A Preferred Stock (or shares of Common Stock received upon the conversion of such Series A Preferred Stock), with the remaining portion available for sale following the 15-month anniversary.

The LNK Stockholder Agreement will also provide LNK with certain customary registration rights (including demand registrations and piggyback rights) with respect to shares of Common Stock into which the Series A Preferred Stock purchased by LNK in the LNK Share Sale may be converted.

MSD Purchase Agreement

 On March 15, 2010, the Company entered into a Securities Purchase Agreement (the “MSD Purchase Agreement”) by and between the Company and MSD Brand Investments, LLC (“MSD”), pursuant to which the Company agreed to sell to MSD (the “MSD Share Sale”), in a private placement, 4,000 shares of the Series A Preferred Stock, for an aggregate purchase price of $100,000,000.  The terms of the MSD Purchase Agreement are substantially identical to the terms of the LNK Purchase Agreement, except as described below.

MSD is not provided with the right to nominate one director to the Board of Directors of the Company.  MSD may terminate the MSD Purchase Agreement in the event that, on or prior to the closing of the Acquisition, the Company consummates either (1) a registered public offering of Common Stock or (2) an unregistered offering of Common Stock or securities convertible into, exercisable or exchangeable for Common Stock resulting in aggregate gross cash proceeds of $30 million (other than the LNK Share Sale).

Under the terms of the MSD Purchase Agreement, the Company has agreed to (a) cover the MSD’s reasonable legal fees and expenses, subject to a cap to be agreed, and (b) pay MSD a commitment fee of $1,000,000 and a transaction fee of $4,000,000, all of which are payable at the closing of the MSD Share Sale.

MSD Stockholder Agreement

Upon the closing of the MSD Share Sale, the Company and MSD will enter into a stockholder agreement (the “MSD Stockholder Agreement”).  The MSD Stockholder Agreement is substantially similar to the LNK Stockholder Agreement, except as described below.  Under the terms of the LNK Stockholder Agreement, for nine months following the completion of the MSD Share Sale, LNK and its controlled affiliates will be subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional securities of the Company, making or proposing a merger or change of control transaction, soliciting proxies or supporting any other person or group seeking to engage in the foregoing; provided, however, that MSD will not be restricted from acquiring up to 9.9% of the total outstanding shares of Common Stock.

In addition, for a period of nine months following the completion of the MSD Share Sale, subject to limited exceptions, MSD will be prohibited from offering, selling, pledging or otherwise transferring, or hedging against, the shares of Series A Preferred Stock that MSD received in the MSD Share Sale (or shares of Common Stock received upon the conversion of such Series A Preferred Stock).  After the nine-month anniversary of the completion of the MSD Share Sale, MSD will be permitted to sell 50% of its shares of Series A Preferred Stock (or shares of Common Stock received upon the conversion of such Series A Preferred Stock), with the remaining portion available for sale following the 12-month anniversary.

Item 3.02.

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Purchase Agreement, the Company has agreed to issue shares of Common Stock to the TH Shareholders in a private placement of such securities as partial consideration for the Acquisition.  This issuance and sale, along with issuance and sale of the Series A Preferred Stock in each of the LNK Share Sale and the MSD Share Sale, will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.  Each of the TH Shareholders, LNK and MSD has represented that it is an “accredited investor” as defined in Regulation D and that the Common Stock and Series A Preferred Stock, as applicable, is being acquired for investment purposes, and that it was acquiring the securities for investment and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Item 7.01.

Regulation FD Disclosure.

On March 15, 2010, the Company issued a press release announcing the execution of agreements related to the Acquisition, the LNK Share Sale and the MSD Share Sale.  A copy of the press release is attached hereto as Exhibit 99.1.  In addition, the Company provided supplemental information regarding TH Group and the Acquisition in connection with presentations to analysts and investors.  A copy of the investor presentation is attached hereto as Exhibit 99.2.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act, as amended, or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release issued by Phillips-Van Heusen Corporation, dated March 15, 2010.

99.2

Investor Presentation, dated March 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION  (Registrant)

Date:  March 15, 2010

By:  /s/ Mark D. Fischer

 Name:  Mark D. Fischer

 Title:  Senior Vice President

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release issued by Phillips-Van Heusen Corporation, dated March 15, 2010.

99.2

Investor Presentation, dated March 15, 2010.